                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:
[  ]     Preliminary Proxy Statement              [  ]   Confidential, For Use
                                                         of the Commission Only
                                                         (as permitted by Rule
                                                         14a-6(e)(2))
[X]      Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Under Rule 14a-12

                              NETWORK ENGINES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

1.   Title of each class of securities to which transaction applies:

2.   Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.   Proposed maximum aggregate value of transaction:

5.   Total fee paid:

     [  ] Fee paid previously with preliminary materials:

     [  ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1.   Amount previously paid:

2.   Form, Schedule or Registration Statement No.:

3.   Filing Party:

4.   Date Filed:

February 6, 2002

Dear Stockholder:

    You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Network Engines, Inc., which will be held at the Courtyard Marriott Hotel, 200 Technology Center Drive, Stoughton, MA 02072 on Thursday, March 14, 2002 at 10:00 a.m., local time.

    The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. The Company's Annual Report to Stockholders is also enclosed for your information.

    All stockholders are invited to attend the Annual Meeting. To ensure your representation at the Annual Meeting, however, you are urged to vote by proxy by completing, dating, signing and returning the enclosed Proxy Card. A postage-prepaid envelope is enclosed for that purpose.

    Your shares cannot be voted unless you date, sign, and return the enclosed proxy card, or attend the Annual Meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the stockholders is important.

Very truly yours,
/s/ John H. Curtis
John H. Curtis
President and
Chief Executive Officer

                             NETWORK ENGINES, INC.
                                  25 DAN ROAD
                          CANTON, MASSACHUSETTS 02021

                               -----------------

                           NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS

                               -----------------

TO OUR STOCKHOLDERS:

    Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Network Engines, Inc., a Delaware corporation (the "Company"), will be held on Thursday, March 14, 2002 at 10:00 A.M, local time, at the Courtyard Marriott Hotel, 200 Technology Center Drive, Stoughton, MA 02072. The purposes of the Meeting shall be to consider and act upon the following matters:

1. To elect one Class II director to hold office for a three-year term and until his successor has been duly elected and qualified;

2. To ratify the appointment of the firm of PricewaterhouseCoopers LLP, as independent accountants for the Company for the fiscal year ending September 30, 2002; and

3. To transact such other business as may properly come before the Meeting or any adjournment thereof.

    The Board of Directors has fixed the close of business on January 18, 2002 as the record date for the determination of stockholders entitled to receive notice of and vote at the Meeting and any adjournment thereof. The stock transfer books of the Company will remain open for the purchase and sale of the Company's common stock.

    We hope that all stockholders will be able to attend the Meeting in person. In order to ensure that a quorum is present at the Meeting, please date, sign and promptly return the enclosed Proxy whether or not you expect to attend the Meeting. A postage-prepaid envelope, addressed to EquiServe, L.P., the Company's transfer agent and registrar, has been enclosed for your convenience. If you attend the Meeting, your Proxy will, upon your written request, be returned to you and you may vote your shares in person.

    All stockholders of the Company are cordially invited to attend the Meeting.

By Order of the Board of Directors

/s/ DOUGLAS G. BRYANT
Douglas G. Bryant
Secretary

Canton, Massachusetts
February 6, 2002


       WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND PROMPTLY MAIL IT IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

                             NETWORK ENGINES, INC.
                                  25 DAN ROAD
                          CANTON, MASSACHUSETTS 02021

                               -----------------

                                PROXY STATEMENT

                               -----------------

                  FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON MARCH 14, 2002

    The enclosed proxy is solicited by the Board of Directors of NETWORK ENGINES, INC., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders (the "Meeting") to be held on March 14, 2002 at 10:00 A.M., local time, at the Courtyard Marriott Hotel, 200 Technology Center Drive, Stoughton, MA 02072, and any adjournments thereof.

    All Proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the Proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. If a stockholder does not intend to attend the meeting, any written proxy must be returned for receipt by the Company not later than the close of business on March 13, 2002.

    The Company's Annual Report to Stockholders for the fiscal year ended September 30, 2001 ("Fiscal 2001") will be mailed to stockholders with the mailing of these proxy materials on or about February 6, 2002.

Voting Securities and Votes Required

    Stockholders of record at the close of business on January 18, 2002 will be entitled to notice of and to vote at the Meeting and at any adjournment or adjournments thereof. On that date, 35,262,332 shares of the Company's common stock, $0.01 par value per share (the "Common Stock"), were issued and 33,246,060 shares were outstanding.

    Each share of Common Stock entitles the holder to one vote with respect to all matters submitted to stockholders at the Meeting. The representation in person or by Proxy of at least a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business.

    Directors are elected by a plurality of votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of the majority of shares present in person or represented by Proxy at the Meeting. The Company has no other securities entitled to vote at the Meeting.

    Shares held in "street name" by brokers or nominees who indicate on their Proxies that they do not have discretionary authority to vote such shares as to a particular matter will not be considered as present and entitled to vote with respect to a particular matter and will have no effect on the voting on such matter.

    Stockholders may vote in person or by Proxy. Execution of a Proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder voting by Proxy has the right to revoke it at any time before it is exercised by giving written notice to the Secretary of the Company prior to the Meeting, or by giving to the Secretary of the Company a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Meeting and voting in person. The shares represented by all properly executed Proxies received in time for the Meeting will be voted as specified therein. If a stockholder does not specify in the Proxy how the shares are to be voted, they will be voted in favor of the election as director of the person named in this Proxy Statement and in favor of all other items set forth herein.

    A copy of the Company's Annual Report on Form 10-K for Fiscal 2001 as filed with the Securities and Exchange Commission, except for exhibits, will be furnished without charge to any stockholder upon written or oral request to the Investor Relations Department of the Company, Network Engines, Inc., 25 Dan Road, Canton, Massachusetts 02021-2817, telephone: (781) 332-1000.

                             SECURITY OWNERSHIP OF
                   CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth, as of January 18, 2002, information concerning beneficial ownership of the Company's Common Stock by the following:

    . each person known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock;

    .   each director of the Company;

    . the Named Executive Officers of the Company, comprised of (i) the Chief Executive Officer and former Chief Executive Officer, (ii) each of the other four most highly compensated executive officers of the Company who were employed with the Company as of September 30, 2001 and (iii) two former executive officers of the Company who would have otherwise qualified as one of the four most highly compensated officers under
        (ii) above, if such officers had continued to be Company executive officers as of September 30, 2001 (the "Named Executive Officers"); and

    . all of the Company's executive officers and directors as a group (including the two former executive officers referenced in (iii) above).

    The number of shares beneficially owned by each 5% stockholder, director or executive officer is determined under rules of the Securities and Exchange Commission (the "SEC"), and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and also any shares which the individual or entity has the right to acquire within sixty (60) days of January 18, 2002 through the exercise of any stock option, warrant or other right. Unless otherwise indicated, to the Company's knowledge, each person or entity has sole investment and voting power (or shares such power with his or her spouse) with respect to the shares set forth in the following table. The inclusion herein of any shares deemed beneficially owned does not constitute an admission of beneficial ownership of those shares.

                                                                    Number of Shares  Percentage of
                                                                      Beneficially    Common Stock
Name and Address of Beneficial Owner                                     Owned       Outstanding(17)
------------------------------------                                ---------------- ---------------
Ascent Venture Partners, L.P., Ascent Venture Partners II, L.P. and
 Ascent Venture Partners III, L.P. (affiliated entities) (1).......     5,682,521         16.6%
 255 State Street
 Boston, Massachusetts, 02109
HarbourVest Partners VI--Direct Fund, L.P..........................     4,964,540         14.9
 c/o HarbourVest Partners, LLC
 One Financial Center, 44th Floor
 Boston, Massachusetts 02111
MD Co. (2).........................................................     3,818,095         11.3
 125 Cambridge Park Drive
 Cambridge, Massachusetts 02140
Canaan Equity Partners II, LLC (3).................................     1,773,049          5.3
 105 Rowayton Avenue
 Rowayton, Connecticut 06853
Directors and Executive Officers
John H. Curtis.....................................................        14,708            *
Lawrence A. Genovesi (4)...........................................     1,751,965          5.2
Douglas G. Bryant (5)..............................................       277,914            *
James D. Murray (6)................................................        45,126            *
Timothy J. Dalton (7)..............................................       191,750            *
Ernest V. Labbe (8)................................................       109,792            *
William B. Elliott (9).............................................       257,498            *
Rene E. Thibault (10)..............................................       246,250            *
Dennis A. Kirshy (11)..............................................       354,837          1.1
Frank M. Polestra (12).............................................     5,866,215         17.6
John A. Blaeser (13)...............................................       202,500            *
Lawrence Kernan (14)...............................................     3,855,330         11.4
Robert M. Wadsworth (15)...........................................     4,992,040         15.0
All directors and executive officers as a group (13 persons) (16)..    18,165,925         50.8%

--------
* Represents less than 1% of the outstanding common stock.

(1) Includes 766,705 shares owned by Ascent Venture Partners, L.P., 3,304,088 shares owned by Ascent Venture Partners II, L.P., 709,220 shares owned by Ascent Venture Partners III, L.P., 633 shares owned by Ascent Management SBIC Corporation, 180,375 shares underlying warrants exercisable within 60 days of January 18, 2002 owned by Ascent Venture Partners, L.P. and 721,500 shares underlying warrants exercisable within 60 days of January 18, 2002 owned by Ascent Venture Partners II, L.P.

(2) Includes 546,428 shares underlying warrants exercisable within 60 days of January 18, 2002.

(3) Includes 1,161,350 shares owned by Canaan Equity II L.P., 92,197 shares owned by Canaan Equity II Entrepeneurs LLC and 519,502 shares owned by Canaan Equity II L.P. (QP).

(4) Includes 210,937 shares underlying options exercisable within 60 days of January 18, 2002.

(5) Includes 166,618 shares underlying options exercisable within 60 days of January 18, 2002.

(6) Includes 39,999 shares underlying options exercisable within 60 days of January 18, 2002.

(7) Includes 120,970 shares underlying options exercisable within 60 days of January 18, 2002 and 5,000 shares held in family trust.

(8) Includes 108,592 shares underlying options exercisable within 60 days of January 18, 2002 and 700 shares held by Mr. Labbe's wife, Judy M. Labbe.

(9) Includes 134,218 shares underlying options exercisable within 60 days of January 18, 2002.

(10) Includes 158,750 shares underlying options exercisable within 60 days of January 18, 2002 and 500 shares held by Mr. Thibault's son, Adam R. Thibault.

(11) Includes 15,000 shares underlying options exercisable within 60 days of January 18, 2002 and 8,500 shares owned by Mr. Kirshy's son, Wade G. Kirshy. Mr. Kirshy disclaims beneficial ownership of all shares owned by Wade G. Kirshy.

(12) Includes 766,705 shares owned by Ascent Venture Partners, L.P., 3,304,088 shares owned by Ascent Venture Partners II, L.P., 709,220 shares owned by Ascent Venture Partners III, L.P., 633 shares owned by Ascent Management SBIC Corporation, 180,375 shares underlying warrants exercisable within 60 days of January 18, 2002 owned by Ascent Venture Partners, L.P. and 721,500 shares underlying warrants exercisable within 60 days of January 18, 2002 owned by Ascent Venture Partners II, L.P. Mr. Polestra may be deemed to have or share voting or investment power with respect to these shares. Mr. Polestra is a Managing Member or General Partner of each of the general partners that control Ascent Venture Partners, L.P. and Ascent Venture Partners II, L.P. Mr. Polestra disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 41,017 shares owned by Le Serre and 27,500 shares underlying options exercisable within 60 days of January 18, 2002.

(13) Includes 15,000 shares underlying options exercisable within 60 days of January 18, 2002.

(14) Includes 3,271,667 shares owned by MD Co. and 546,428 shares underlying warrants exercisable within 60 days of January 18, 2002 owned by MD Co. Mr. Kernan is a Principal of MDT Advisers, inc., which controls MD Co. Mr. Kernan disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 27,500 shares underlying options exercisable within 60 days of January 18, 2002.

(15) Includes 4,964,540 shares owned by HarbourVest Partners VI-Direct Fund, L.P. Mr. Wadsworth may be deemed to have or share voting or investment power with respect to these shares. He is a Managing Director of HarbourVest Partners, LLC, which controls HarbourVest Partners VI-Direct Fund, L.P. Mr. Wadsworth disclaims beneficial ownership of these shares except to the extent of his pecuniary interest in the shares. Also includes 27,500 shares underlying options exercisable within 60 days of January 18, 2002.

(16) Includes 1,052,584 shares underlying options exercisable within 60 days of January 18, 2002.

(17) In accordance with Rule 13d-3 of the Securities Exchange Act of 1934, the percentage of common stock outstanding is calculated by dividing the sum of the total number of common shares owned by the individual or entity as of January 18, 2002 and the total number of shares that could be acquired by the individual or entity within 60 days of January 18, 2002 by the sum of the total number of common shares outstanding as of January 18, 2002 and the total number of shares that each respective individual or entity could acquire within 60 days of January 18, 2002.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors currently consists of seven persons, divided into three classes serving staggered terms of three years. Currently there are two directors in Class II (whose terms expire at this Annual Meeting), three directors in Class III (whose terms expire at the Annual Meeting of Stockholders in 2003) and two directors in Class I (whose terms expire at the Annual Meeting of Stockholders in 2004). Although there will be two vacancies on the Company's Board due to the expiration of the terms of two Class II directors, the Company is nominating only one candidate, Mr. Polestra, for election to the Board. Mr. Kernan is not standing for reelection, and the Company wishes to thank him for his service to the Company. The Company will continue to identify and evaluate candidates to fill the second vacancy. Each Class II director will hold office until the Annual Meeting of Stockholders in 2005 or until his or her successor has been duly elected and qualified.

    The persons named in the enclosed proxy will vote for the election of the nominee for Class II director unless the Proxy is marked otherwise or unless the nominee is unable or unwilling to serve. In the event that the nominee for Class II director becomes unavailable or declines to serve as a director at the time of the Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. It is not expected that the nominee will be unavailable to serve.

    Set forth below is the name of each member of the Board of Directors (including the nominee for election as a Class II director), and the positions and offices held by him, his principal occupation and business experience during the past five years, the names of other publicly held companies of which he serves as a director and the year of the commencement of his term as a director of the Company. Information with respect to the number of shares of common stock beneficially owned by each director, directly or indirectly, as of January 18, 2002, appears above under the heading "Security Ownership of Certain Beneficial Owners and Management."

Board Recommendation

    The Company's Board of Directors believes that approval of the election of the nominee for Class II director is in the best interests of the Company and its stockholders and therefore it recommends a vote FOR this proposal.

Nominee For Term Expiring In 2005 (Class II Director)

  Frank M. Polestra, Age 75, became a Director in 1997.

    Frank M. Polestra has served as a Director of Network Engines since May 1997. Mr. Polestra has been Managing Director of Ascent Venture Management, Inc., a manager of venture funds and investor in early-stage companies in the northeastern United States, since March 1999. Mr. Polestra is a Managing Member or General Partner of each of the general partners of Ascent Venture Partners, L.P., Ascent Venture Partners II, L.P. and Ascent Venture Partners III, L.P. Mr. Polestra is also a partner of Le Serre. Prior to his position with Ascent Venture Management, Mr. Polestra was President, Director and General Partner of Pioneer Capital Corporation, a venture capital management firm, from 1981 to 1999. Mr. Polestra is also a director of several privately-held companies.

Directors Whose Terms Expire In 2003 (Class III Directors)

  Lawrence A. Genovesi, Age 43, became a Director in 1989.

    Lawrence A. Genovesi is a founder of the Company and has served as Chairman of the Board since October 1989. Mr. Genovesi was, from 1989 until 2001, President, Chief Executive Officer and Chief Technology Officer of the Company. Mr. Genovesi also founded and served as Chief Executive Officer of New England Interconnection Devices, Inc., a contract manufacturer, from May 1985 to July 1988. From October 1982 to January 1983, Mr. Genovesi served as Vice President of Engineering for Microsystems International, Inc., a computer manufacturer. From June 1981 to December 1982, Mr. Genovesi served as Director of Engineering for CPU Systems, Corp., a computer manufacturer and reseller.

  John A. Blaeser, Age 60, became a Director in 1999.

    John A. Blaeser has been a director of Network Engines since October 1999. Since January 1996, Mr. Blaeser has served as President, Chief Executive Officer and Chairman of the Board of Concord Communications Inc., a maker of e-business management solutions. Mr. Blaeser served as Managing General Partner of EG&G Venture Partners from January 1990 to December 1995.

  Robert M. Wadsworth, Age 40, became a Director in 1999.

    Robert M. Wadsworth has served as a Director of Network Engines since December 1999. He has been a Managing Director of HarbourVest Partners, LLC, a global private equity firm investing in Internet and information technology companies on a worldwide basis, since January 1997. Mr. Wadsworth was also a General Partner of Hancock Venture Partners, the predecessor organization to HarbourVest, since December 1988. Mr. Wadsworth is a member of the board of directors of several domestic and international private companies, as well as the following public companies: Concord Communications, Inc., ePresence (formerly Banyan Systems, Inc.), Switchboard, Inc., and Trintech Group PLC.

Directors Whose Terms Expire In 2004 (Class I Directors)

  Dennis A. Kirshy, Age 58, became a Director in 1997.

    Dennis A. Kirshy has served as a Director of Network Engines since July 1997. Mr. Kirshy is a private investor and has advised and invested in small technology companies in the networking, internetworking and computer industries since February 1993. Mr. Kirshy is also a director of several privately-held companies in the networking and computer peripherals arena.

  John H. Curtis, Age 59, became a Director in 2001.

    John H. Curtis joined Network Engines in March 2001 as president and CEO. Prior to Network Engines, he was Vice President of Worldwide Sales of Artel, Inc from September 1996 to March 2001. Prior to Artel, Mr. Curtis served as Senior Vice President of Worldwide Operations at Banyan from

July 1995 to May 1996 and was Vice President of Worldwide Sales at Intellution Inc. from September 1992 to May 1995. From 1980 to 1992, Mr. Curtis held several senior-level management positions at Stratus Computer, Inc., including Chief Operating Officer, Vice President of Finance and Vice President of International Sales.

Other Executive Officers Of The Company

  Douglas G. Bryant, Age 44, became an Executive Officer in 1997.

    Douglas G. Bryant has served as Secretary and Vice President of Administration since March 2000, Treasurer since January 1998 and Chief Financial Officer since September 1997. Prior to joining Network Engines, Mr. Bryant served as Chief Financial Officer of CrossComm Corporation, a manufacturer of internetworking products, including routers and switches, from July 1996 to June 1997, and as Corporate Controller from September 1989 to June 1996.

  Timothy J. Dalton, Age 50, became an Executive Officer in 1997.

    Timothy J. Dalton has served as Vice President of Manufacturing since November 1997. From November 1996 to November 1997, Mr. Dalton served as Operations Manager of Axil Computer Corporation, a privately-held designer and manufacturer of eight-way SMP servers. From January 1994 to July 1996, Mr. Dalton served as Director of Manufacturing Engineering of Concurrent Computer Corporation, a designer and manufacturer of real time fault tolerant servers for the financial and telecommunications industries.

  James Murray, Age 43, became an Executive Officer in 2001.

    James D. Murray has served as Vice President of Sales and Marketing since September 2001. Mr. Murray joined the Company in September 1999 and, prior to assuming the role of Vice President of Sales and Marketing, Mr. Murray previously was a director of North American sales for the Company. From December 1997 to September 1999, Mr. Murray was with Phillips Speech Processing, formerly Voice Request Corporation. Mr. Murray previously held a variety of management and senior management sales positions at Centigram Communications Corporation, United Technologies and Memorex Telex.

  Ernest V. Labbe, Age 54, became an Executive Officer in 2001.

    Ernie Labbe has been Vice President of Customer Support for the Company since March 2000. Previously, from January 1998 to February 2000, he was vice president of operations at Digital Generation Systems, Inc., a multi-media network provider for the broadcast market. Prior to Digital Generation Systems, Mr. Labbe was a member of Lucent Technologies' Business Communication Systems division from August 1996 to January 1998, where he served as general manager of northeast operations. Mr. Labbe also held customer service management positions Proteon, Inc., CrossComm Corporation and Motorola Corporation.

Board Committees and Committee Meetings

    The Board of Directors met sixteen times during Fiscal 2001. Each of the Directors attended at least 75% of the total number of meetings of the Board of Directors and the committee(s) on which he served during Fiscal 2001. The Board of Directors has established a compensation committee ("Compensation Committee") and an audit committee ("Audit Committee"). The Board does not have a nominating committee.

    The Compensation Committee, which consists of Messrs. Kernan, Kirshy and Wadsworth, reviews executive salaries, administers any bonus, incentive compensation and stock option plans, and approves the salaries and other benefits of the Company's executive officers. In addition, the Compensation Committee consults with Company management regarding retirement and other benefit plans and the Company's compensation policies and practices. The Compensation Committee met once during Fiscal 2001 and acted by written consent five times.

    Prior to the formation of a compensation committee, the Board of Directors as a whole made decisions concerning the compensation of executive officers. Mr. Genovesi, then an executive officer, was a member of the Company's Board of Directors when it performed the functions generally performed by a compensation committee including determining the compensation of executive officers. However, Mr. Genovesi did not participate in any discussions regarding his own compensation.

    The Audit Committee consists of Messrs. Blaeser, Kernan and Wadsworth, each of whom is independent, as defined by the applicable listing standards of the National Association of Securities Dealers. The Audit Committee (i) recommends the selection of the Company's independent auditors; (ii) reviews the effectiveness of the Company's accounting policies and practices, financial reporting and internal controls; (iii) reviews any transactions that involve a potential conflict of interest; (iv) reviews the scope of independent audit coverage and the fees charged by the independent accountants; and (v) reviews the independence of such accountants from the Company's management. The Audit Committee also reviews other matters with respect to its accounting, auditing and financial reporting practices and procedures as it may find appropriate or may be brought to its attention. The Audit Committee met five times during Fiscal 2001. On March 16, 2000, the Board of Directors adopted a written charter for the Audit Committee.

Compensation Committee Interlocks and Insider Participation

    During Fiscal 2001, the members of the Compensation Committee were Messrs. Kernan, Kirshy and Wadsworth. The issuance of options to such members of the Compensation Committee is discussed under the heading "Compensation of Directors" below.

Compensation of Directors

    The Company reimburses directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors. The Company also grants stock options to its non-employee directors pursuant to the Director Stock Option Plan. The plan provides that any non-employee director first elected to the board after the date that the Plan is adopted will receive a stock option award of

50,000 shares. All current non-employee directors were elected to the board prior to the adoption of the Plan. The Plan further provides that each year, as of the Annual Meeting of Stockholders, each director shall receive a stock option award of 15,000 shares. The first of such annual grants took place as of the Fiscal Year 2000 Annual Meeting, on March 15, 2001.

Executive Compensation

  Summary Compensation

    The following table sets forth information concerning the annual and long-term compensation in each of the last three fiscal years for each of the "Named Executive Officers" as defined above in "Security Ownership of Certain Beneficial Owners and Management."

                                                                                    Long Term Compensation
                                                             Annual Compensation            Awards
                                                          ---------------------     -----------------------
                                                                                                 Number of
                                                                                                 Securities
                                                                                     Restricted  Underlying
                                                                                    Stock Awards  Options/
Name and Principal Position                          Year Salary($)   Bonus($)(8)     ($) (11)      SARs
---------------------------                          ---- ---------   -----------   ------------ ----------
John H. Curtis (1).................................. 2001 $100,000     $     --       $     --   1,225,526
   President and Chief Executive Officer, Director   2000       --           --             --          --
                                                     1999       --           --             --          --

Lawrence A. Genovesi (2)............................ 2001  197,308       22,500             --          --
   Chairman of the Board of Directors, President,    2000  174,615       22,500        660,000     375,000
   Chief Executive Officer and Chief Technology      1999  146,154           --             --          --
   Officer

Douglas G. Bryant................................... 2001  151,846       16,875             --      50,000
   Vice President of Administration, Chief           2000  130,962       16,875             --     100,000
   Financial Officer, Treasurer and Secretary        1999  111,538           --             --     149,850

James D. Murray (3)................................. 2001  111,538       87,930(9)          --     150,000
   Vice President of Sales and Marketing             2000   95,000       55,020             --      46,250
                                                     1999       --           --             --          --

Timothy J. Dalton................................... 2001  141,500       16,250             --      50,000
   Vice President of Manufacturing                   2000  127,308       16,250             --      77,500
                                                     1999  111,538           --             --     121,500

Ernest V. Labbe (4)................................. 2001  128,461       14,375             --     125,000
   Vice President of Customer Support                2000   57,500       14,375             --     187,500
                                                     1999       --           --             --          --

Rene E. Thibault (5)................................ 2001  212,383(7)    72,167(9)          --      50,000
   Vice President of Sales                           2000  150,000      173,060(10)         --     100,000
                                                     1999   34,039       18,750(9)          --     348,000

William B. Elliot (6)............................... 2001  147,500       16,250             --      50,000
   Vice President of Marketing                       2000  127,308       16,250             --     124,999
                                                     1999  111,538           --             --     127,500

--------
(1) Mr. Curtis commenced employment with Network Engines in March 2001.
(2) Mr. Genovesi's employment with Network Engines terminated in September 2001.
(3) Mr. Murray commenced employment with Network Engines in September 1999.

(4) Mr. Labbe commenced employment with Network Engines in March 2000
(5) Mr. Thibault commenced employment with Network Engines in July 1999 and his employment terminated in May 2001.
(6) Mr. Elliott's employment with Network Engines terminated in September 2001.
(7) Includes $112,500 of severance payments.
(8) Other compensation in the form of perquisites and other personal benefits has been omitted because these perquisites and other personal benefits contributed less than $50,000 or 10% of the total salary and bonus for each Network Engines Named Executive Officer for that year.
(9) Consists of commissions paid.
(10) Includes $147,279 in commissions paid to Mr. Thibault in fiscal 2000.
(11) Mr. Genovesi was awarded 375,000 shares of restricted stock in November 1999 in exchange for a $90,000 recourse note payable to the Company. The shares vest quarterly upon the achievement of certain financial targets. At September 30, 2001 the value of the restricted stock holdings was $225,000.

  Option Grants During Last Fiscal Year

    The following table sets forth information concerning individual stock option grants made to each of the Named Executive Officers during fiscal year 2001:

                                                                   Potential Realizable Value at Assumed
                                                                        Annual Rates of Stock Price
                                   Individual Grants                 Appreciation for Option Term (5)
                     --------------------------------------------- -------------------------------------
                                   Percent of
                      Number of      Total     Exercise
                      Securities  Options/SARs  Price
                      Underlying   Granted to    Per
                     Options/SARs Employees in  Share   Expiration
                       Granted    Fiscal Year    (4)       Date           5%                 10%
-                    ------------ ------------ -------- ----------     --------          ----------
John H. Curtis......   700,301(1)     15.2%     $1.19    3/21/2011 $522,993          $1,325,368
                       525,225(1)     11.4%     $0.58    9/21/2011 $191,580          $  485,503
Lawrence A. Genovesi        --          --         --           --       --                  --
Douglas G. Bryant...    50,000(3)      1.1%     $0.79    4/23/2011 $ 24,841          $   62,953
James D. Murray.....    15,000(2)      0.3%     $1.63   12/21/2010 $ 15,329          $   38,847
                        20,000(3)      0.4%     $0.79    4/23/2011 $  9,937          $   25,181
                        15,000(3)      0.3%     $1.07    6/12/2011 $ 10,094          $   25,580
                       100,000(3)      2.2%     $0.58    9/21/2011 $ 36,476          $   92,437
Timothy J. Dalton...    50,000(3)      1.1%     $0.79    4/23/2011 $ 24,841          $   62,953
Ernest V. Labbe.....    50,000(2)      1.1%     $1.63   12/21/2010 $ 51,098          $  129,492
                        75,000(3)      1.6%     $0.79    4/23/2011 $ 37,262          $   94,429
Rene E. Thibault....    50,000(3)      1.1%     $0.79    4/23/2011 $ 24,841          $   62,953
William B. Elliott..    50,000(3)      1.1%     $0.79    4/23/2011 $ 24,841          $   62,953

--------
(1) Options vest over four years with 25% of options vesting on March 21, 2002 and in equal quarterly installments thereafter.
(2) Options vest over four years with 25% of options vesting one year from date of grant and 6.25% of options vesting quarterly thereafter.
(3) Options vest over four years in equal quarterly installments.
(4) Options were granted at an exercise price equal to the last reported sale price of Network Engines' common stock, as reported on The Nasdaq National Market on the date of grant.
(5) The potential realizable value is calculated based on the term of the Network Engines stock option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent Network Engines' prediction of its stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the exercise price on the date of grant appreciates at the indicated rate for the entire term of the Network Engines stock option and that the Network Engines stock option is exercised at the exercise price and sold on the last day of its term at the appreciated price.

  Options Exercised During Fiscal Year 2001

    The following table sets forth information concerning options to purchase Network Engines common stock exercised by the Named Executive Officers during the fiscal year ended September 30, 2001 and the number of securities underlying unexercised options that are held by each of the Named Executive Officers as of September 30, 2001.

                                              Number of Securities Underlying Value of Unexercised In-
                                                  Unexercised Options at        The-Money Options at
                                                    September 30, 2001         September 30, 2001 (1)
                                              ------------------------------- -------------------------
                     Shares Acquired  Value
                       on Exercise   Realized Exercisable       Unexercisable Exercisable Unexercisable
-                    --------------- -------- -----------       ------------- ----------- -------------
John H. Curtis......         --      $     --        --           1,225,526     $    --      $10,505
Lawrence A. Genovesi         --      $     --   164,062             210,938     $59,062      $75,938
Douglas G. Bryant...         --      $     --   122,190             172,516     $40,148      $29,883
James D. Murray.....         --      $     --    19,843             176,407     $ 4,725      $ 8,075
Timothy J. Dalton...         --      $     --    86,562             144,158     $26,359      $22,991
Ernest V. Labbe.....         --      $     --    63,280             249,220     $    --      $    --
Rene E. Thibault....         --      $     --   158,750                  --     $50,750      $    --
William B. Elliott..     19,219      $216,390    90,780             178,438     $20,044      $25,275

--------
(1) Based on the closing sale price of Network Engines common stock on September 30, 2001 ($0.60), as reported by the Nasdaq National Market, less the option exercise price.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and the Company. Based on the Company's review of copies of such forms, each officer, director and 10% holder complied with his obligations in a timely fashion with respect to transactions in securities of the Company during the fiscal year ended September 30, 2001.

Report of the Compensation Committee

    General. The Compensation Committee of the Company's Board of Directors establishes compensation policies with respect to the Company's executive officers. The Company's executive compensation programs are intended to attract, retain and reward executive officers who contribute to the long-term success of the Company and enhance stockholder value. The Compensation Committee makes decisions each year regarding executive compensation, including annual base salaries, bonus awards and stock option grants. In future years, the Compensation Committee will gauge the success of the compensation program in achieving its objectives and will consider the Company's overall performance objectives. This report is submitted by the Compensation Committee and addresses the compensation policies for Fiscal 2001 as they affected Mr. Genovesi and Mr. Curtis, in each of their capacities as President and Chief Executive Officer of the Company, and the Named Executive Officers.

    Compensation Philosophy. The Company's executive compensation philosophy is based on the belief that competitive compensation is essential to attract, motivate and retain highly qualified and industrious management. In executing its compensation policy, the Company has three objectives: (i) to align the interests of its executive officers with the interests of the Company's stockholders by basing a significant portion of an executive's compensation on the Company's performance, (ii) to attract and retain highly talented and productive executives, and (iii) to provide incentives for superior performance by the Company's executives. To achieve these objectives, the Compensation Committee has designed a program that consists of base salary, short-term incentive compensation in the form of a cash bonus, and long-term incentive compensation in the form of stock options. These compensation elements are in addition to the general benefit programs that are offered to all of the Company's employees.

    Base Salary.   In setting the annual base salaries for the Company's
executives, the Compensation Committee reviews the aggregate salary and bonus compensation for individuals in comparable positions with other companies, including competitors of the Company, and adjusts such amounts to reflect individual performance. The Company regularly compares the salary levels of its executive officers with other leading companies in related industries through reviews of survey and other market data with a view toward setting compensation of its executives at comparable levels offered by other companies in these industries. However, while compensation surveys are useful guides for comparative purposes, the Company believes that a successful compensation program also requires the application of judgment and subjective determinations of individual performance. This is particularly the case when the Company seeks to attract and hire executive personnel from outside the Company, where the Company must directly address the market rate for compensation of highly qualified people. The Compensation Committee therefore applies judgment in reconciling the program's objectives with the realities of retaining valued employees.

    Increases in annual base salary are based on a review and evaluation of the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company, the skills and experience required for the job and the compensation level necessary to attract and retain key executives. The Committee also compares these elements with similar elements for other executives both inside and outside the Company.

    Cash Bonus. Cash bonuses are tied directly to the Company's achievement of its goals and objectives and the contribution of the executive to such achievements. The Company first began to utilize a cash bonus program in February 2000, and substantially revised its criteria in April 2001. Under the revised cash bonus program, the Company will pay to each of the Named Executive Officers, on a quarterly basis, a percentage of their annual base salaries if the Company achieves net revenue, profit and other financial targets for the quarter.

    Equity Ownership. Executive officer compensation includes long-term incentives in the form of options to purchase shares of Common Stock. Stock option grants are key components of the executive compensation program and are intended to provide executives with an equity interest in the Company and link a meaningful portion of the executives' compensation to the performance of the Company's Common Stock.

    The number of shares of Common Stock subject to stock option grants is generally intended to reflect the significance of the executive's current and anticipated contributions to the Company. In determining the number and terms of options to grant an executive, the Compensation Committee primarily considers the executive's past performance and the degree to which an incentive for long-term performance would benefit the Company.

    The Company's stock programs include long vesting periods to optimize the retention value of these options and to orient the interests of the Company's executive officers to longer-term success. Generally, stock options granted upon the commencement of employment vest as follows: 25% upon the first anniversary of the date of grant and approximately 6.25% each quarter thereafter over three years. Stock options granted in subsequent years vest in equal quarterly installments, beginning with the first quarter subsequent to the grant. In either case, if employees leave the Company before these vesting periods, they forfeit the unvested portions of these awards.

    Although the Compensation Committee has discretion regarding the exercise price of any option, to date the exercise price of options granted by the Company has always been set at 100% of the fair market value of the stock on the grant date. The value realizable from exercisable options is dependent upon the extent to which the Company's performance is reflected in the price of the Company's Common Stock at any particular point in time. However, the decision as to whether such value will be realized through the exercise of an option in any particular year is primarily determined by each individual within the limits of the vesting schedule and not by the Compensation Committee.

    Chief Executive Officer Compensation. The Compensation Committee had set Mr. Genovesi's total annual compensation, and has set Mr. Curtis' total annual compensation, including compensation derived from the Company's cash bonus and stock option programs, at a level it believed to be competitive with the chief executive officers of similarly capitalized companies, at similar stages of development, in related markets. The Compensation Committee believes that the compensation of the Chief Executive Officer is consistent with the Company's general policies concerning executive compensation and is appropriate in light of the Company's financial objectives and performance. Mr. Genovesi and Mr. Curtis, in their capacity as Chief Executive Officer and President, were eligible to participate in the same executive compensation program available to the Company's other senior executives.

    During Fiscal 2001, Mr. Genovesi's annual base salary was $180,000. Mr. Genovesi was not awarded any cash bonuses or stock options during Fiscal 2001, although Mr. Genovesi received a bonus payment in Fiscal 2001 that was earned for performance during Fiscal 2000. Mr. Genovesi resigned as Chief Executive and President on March 20, 2001.

    During Fiscal 2001, commencing with his hire date in March, Mr. Curtis' annual base salary was $200,000. For Fiscal 2001, Mr. Curtis was also awarded quarterly bonuses totaling $30,000, which was based, in part, upon attainment of the Company's revenue and financial objectives. (This bonus was paid in Fiscal 2002.) Mr. Curtis was granted also options to purchase 1,225,526 shares of Common Stock during Fiscal 2001 at an exercise price ranging from $.58 to $1.1875.

    During Fiscal 2001, under the leadership of Mr. Curtis as Chief Executive Officer, the Company reduced its rate of utilization of cash, restructured its operations, reduced operating expenses and began its transition to addressing the growing server appliance market, principally through partnership efforts with key Independent Software Vendors (ISVs) and Original Equipment Manufacturers (OEMs).

    Compliance with Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation over $1 million paid to its chief executive officer and its four other most highly compensated executive officers. However, qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Company currently intends to structure its stock option grants in a manner that complies prospectively with these performance-based requirements.

                            COMPENSATION COMMITTEE

                                Lawrence Kernan
                               Dennis A. Kirshy
                              Robert M. Wadsworth

Report of the Audit Committee

    In connection with the preparation and filing of the Company's Annual Report on Form 10-K for the year ended September 30, 2001, the Audit Committee
(i) reviewed and discussed the audited financial statements with the Company's management, (ii) discussed with PricewaterhouseCoopers LLP, the Company's independent auditors, the matters required to be discussed by Statement of Auditing Standards 61 (as modified or supplemented) and (iii) received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (as modified or supplemented) and discussed the independence of PricewaterhouseCoopers LLP with PricewaterhouseCoopers LLP. Based on the review and discussions referred to above, among other things, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2001.

Audit Fees

    For Fiscal 2001, fees for services provided by PricewaterhouseCoopers LLP were as follows:

        Annual Audit........................................... $118,000
        Financial information systems design and implementation       --
        All other fees (1).....................................  126,150
                                                                --------
        Total.................................................. $244,150
                                                                ========

--------
(1) Represents primarily tax and accounting consultative services and tax return preparation services.

    The Audit Committee considered and determined that the provision of non-audit services provided by PricewaterhouseCoopers LLP is compatible with maintaining the firm's independence.

                                AUDIT COMMITTEE

                                John A. Blaeser
                                Lawrence Kernan
                              Robert M. Wadsworth

Comparative Stock Performance

    The following graph compares the cumulative total return to stockholders of Network Engines' common stock for the period from July 13, 2000, the date of Network Engines' common stock was first traded on the Nasdaq National Market, through September 30, 2001 with the cumulative total return over such period of the Nasdaq Stock Market (U.S.) Index and the JP Morgan H&Q Technology Index.

                                    [CHART]

7/13/00  100.00   100.00    100.00
   9/00  141.17    87.44     91.74
   9/01    2.07    35.74     30.44

    The graph assumes the investment of $100 in Network Engines' common stock (at the initial public offering price) and in each of such indices (and the reinvestment of all dividends). The performance shown is not necessarily indicative of future performance. Notwithstanding anything to the contrary set forth in any of Network Engines' filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate other filings with the Securities Exchange Commission, including this proxy statement, in whole or in part, the Report of the Compensation Committee and the Comparison of Cumulative Total Return graph shall not be deemed to be incorporated by reference into any such filings.

Certain Relationships and Related Party Transactions

    In January 2001, the Company entered into a series of related agreements with Lawrence A. Genovesi, the Company's current Chairman and former President, Chief Executive Officer and Chief Technology Officer. These agreements were entered into to avoid significant sales of the Company's stock by Mr. Genovesi as a result of a margin call on a personal loan collateralized by Mr. Genovesi's holdings of the Company's common stock. The Company guaranteed a personal loan obtained by Mr. Genovesi from a financial institution (the "Bank") through a deposit of $1,051,850 of the Company's cash with the Bank (the "Guarantee"). The Company extended the Guarantee period through January 2003, at which time the balance of the amount deposited with the Bank will be returned to the Company. Mr. Genovesi and the Company also entered into an agreement whereby Mr. Genovesi has agreed to reimburse the Company for any obligations incurred by the Company under the Guarantee (the "Reimbursement Agreement"). Any unpaid balances under the Reimbursement Agreement bear interest at a rate of 10% per annum. In the event of a default under the Reimbursement Agreement by Mr. Genovesi, the Company has the right to apply any and all compensation due to Mr. Genovesi against all of Mr. Genovesi's obligations outstanding under the Reimbursement Agreement.

    The Company and Mr. Genovesi have previously, in November 1999, entered into a recourse note (the "Recourse Note") in the principal amount of $90,000, bearing interest at an annual rate of 6.08% and payable upon the earlier of demand by the Company or November 18, 2004. In addition, in January 2001, the Company and Mr. Genovesi entered into a revolving promissory note of up to $210,000 (the "Note"). The Note bears interest at a rate of 5.9% per annum and is due and payable in full upon the earlier of January 9, 2002 or 30 days following the date Mr. Genovesi ceased to be an employee of the Company. In November 2001, the Company repurchased 234,822 shares of the Company's common stock from Mr. Genovesi for $225,195 in a private transaction. The purchase price was determined based on the average closing price of the Company's common stock over the ten trading days prior to the purchase date. Mr. Genovesi used the proceeds to pay off all amounts outstanding under the Note, to pay down $62,313, including accrued interest, of the Recourse Note and to pay taxes incurred in connection with the Company's repurchase of its common stock from Mr. Genovesi. At December 31, 2001, $38,669 remained outstanding under the Recourse Note.

    In conjunction with the Guarantee, the Reimbursement Agreement and the Note, the Company and Mr. Genovesi entered into a pledge agreement whereby Mr. Genovesi pledged to the Company all shares of the Company's common stock owned by Mr. Genovesi as of the date of the agreement or subsequently acquired, and all options and other rights to acquire shares of the Company's common stock owned by Mr. Genovesi as of the date of the agreement or subsequently acquired (collectively the "Pledged Securities"). Additionally, Mr. Genovesi pledged to the Company all additional securities or other consideration from time to time acquired by Mr. Genovesi in substitution for, or in respect of, the Pledged Securities. If Mr. Genovesi elects to sell any additional Pledged Securities during the term of the agreement, all proceeds of such sale will be applied to any amounts payable under the Reimbursement Agreement. In addition to the Pledged Securities, the obligations of Mr. Genovesi under the Reimbursement Agreement are collateralized by a second mortgage on certain real property owned by Mr. Genovesi.

    In April 2001, the Company entered into full recourse loan agreements (the "Loan Agreements") with Douglas G. Bryant, the Company's Vice President of Administration, Chief Financial Officer,

Treasurer and Secretary, Timothy J. Dalton, the Company's Vice President of Manufacturing, and Rene E. Thibault, who was at that time the Company's Vice President of Sales under the following terms:

                                              Total Outstanding
               Name              Loan Amount at December 31, 2001
               ----              ----------- --------------------
               Douglas G. Bryant  $153,068         $158,142
               Timothy J. Dalton  $ 73,928         $ 76,440
               Rene E. Thibault.  $300,000         $309,945

    These loan agreements were entered into to avoid substantial sales of the Company's common stock by these employees and executive officers as a result of alternative minimum tax obligations incurred by these employees and executive officers relating to their exercise of options to purchase shares of the Company's common stock.

    Outstanding amounts under the Loan Agreements accrue interest at a rate of 4.63% per annum and are due and payable in full upon the earlier of one year from the date of each individual agreement or thirty days after termination of employment with the Company, unless termination is involuntary and without cause. The Company has extended the due date for Mr. Bryant and Mr. Dalton for an additional five months. In conjunction with the Loan Agreements, each employee and executive officer pledged all shares of capital stock of the Company now owned, or acquired in the future (the "Pledged Stock") and any distributions on the Pledged Stock or proceeds from their sale. Amounts due under these Loan Agreements have been included in the balance sheet as notes receivable from stockholders.

    In November 2001, the Company entered into retention agreements with Mr. Bryant, Mr. Murray and Mr. Dalton in order to reinforce and encourage the continued employment with and dedication to the Company of these key personnel by providing for acceleration of vesting and a six-month severance period in certain circumstances. The retention agreements provide for full acceleration of all restricted stock and unvested options in the event the Company terminates the employee without cause (as defined), or the employee terminates employment for good reason (as defined), if such termination occurs prior to or concurrent with a change in control of the Company (as defined) or an acquisition event (as defined). Alternatively, if employment is terminated by the Company in the absence of a change in control of the Company or an acquisition event, the employee shall vest in any restricted stock and/or unvested options as if the employee were employed for a period of six months after such termination and would be able to exercise such options for up to six months after the termination date.

    Further, the retention agreements provide for certain severance payments in the event of termination. If the Company terminates the employee without cause or the employee terminates employment for good reason, the employee will receive: (1) a lump sum payment of any payments due to such employee plus six months salary, (2) continued benefits for a period of six months, and (3) in the event such termination follows or accompanies a change in control of the Company, an additional lump sum payment of a pro-rated bonus for the current fiscal year and one-half of the highest bonus received by such employee in the prior three years.

             RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Company's Board of Directors has selected PricewaterhouseCoopers LLP, independent accountants, to audit the Company's financial statements for the year ending September 30, 2002. PricewaterhouseCoopers LLP has audited the financial statements of the Company for each fiscal year since the Company's inception. The affirmative vote of holders of a majority of the shares of Common Stock represented at the meeting is necessary to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors. In the event of a negative vote, the Board of Directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Board Recommendation

    The Company's Board of Directors believes that the selection of PricewaterhouseCoopers LLP as independent auditors for the year ending September 30, 2002 is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                                 OTHER MATTERS

    The Company's board of directors does not know of any other matters that may come before the Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

                            SOLICITATION OF PROXIES

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's Board of Directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and the Company will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

                              REVOCATION OF PROXY

    Subject to the terms and conditions set forth herein, all Proxies received by the Company will be effective, notwithstanding any transfer of the shares to which such Proxies relate, unless at or prior to the Meeting the Company receives a written notice of revocation signed by the person who, as of the record date, was the registered holder of such shares, or by giving to the Secretary of the Company a duly executed Proxy bearing a later date than the Proxy being revoked at any time before such Proxy is voted, or by appearing at the Meeting and voting in person. A notice of revocation must indicate the certificate number and numbers of shares to which such revocation relates and the aggregate number of shares represented by such certificate(s).

               DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS
                          FOR THE 2003 ANNUAL MEETING

    Proposals of stockholders intended to be presented at the 2003 Annual Meeting pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, must be received by the Company no later than October 9, 2002 in order that they may be included in the proxy statement and form of proxy relating to that meeting.

    In addition, the Company's by-laws require that the Company be given advance notice of stockholder nominations for election to the Company's board of directors and of other business that stockholders wish to present for action at an Annual Meeting of Stockholders (other than matters included in the Company's proxy statement in accordance with Rule 14a-8). Such nominations, other than those made by or on behalf of the Board of Directors, shall be made by notice in writing delivered or mailed by first class United States mail, postage prepaid, to the Secretary, and received not less than 60 days nor more than 90 days prior to such meeting; provided, however, that if less than 70 days notice or prior public disclosure of the date of the meeting is given to stockholders, such nomination shall have been mailed or delivered to the Secretary not later than the close of business on the 10th day following the date on which the notice of the meeting was mailed or such public disclosure was made, whichever occurs first.

    THE COMPANY'S BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THIS MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                          By order of the Board of Directors,
                                        /s/ John H. Curtis
                                          John H. Curtis
                                          President and Chief Executive Officer

Canton, Massachusetts
February 6, 2002

                                   P R O X Y

                             NETWORK ENGINES, INC.
                                  25 DAN ROAD
                          CANTON, MASSACHUSETTS 02021

                      SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS


     The undersigned hereby appoints John H. Curtis, Douglas G. Bryant and Philip P. Rossetti, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of NETWORK ENGINES, INC. (the "Company") held of record by the undersigned on January 18, 2002 at the Annual Meeting of Shareholders to be held on March 14, 2002 and any adjournments thereof.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


-----------                                                          -----------
SEE REVERSE                                                          SEE REVERSE
    SIDE                                                                 SIDE
-----------                                                          -----------

                   CONTINUED AND TO BE SIGNED ON REVERSE SIDE

NETWORK ENGINES, INC.
C/O EQUISERVE
P.O. BOX 9398
BOSTON, MA 02205-9398


Dear Shareholder:

Please take note of the important information enclosed with this Proxy. There are issues related to the operation of the Company that require your immediate attention.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

NETWORK ENGINES, INC.


[X] Please mark votes as in this example.

1. Election of Director.
   Nominee: (01) Frank M. Polestra    FOR [ ]    WITHHELD [  ]

2. Ratify the appointment of Pricewaterhousecoopers LLP as Independent Accountants.
   FOR [ ]    AGAINST [  ]    ABSTAIN [  ]

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [  ]

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.


Signature: _______________ Date: ______ Signature: _______________ Date: ______